Exhibit 99.1

SYSCO DELIVERS OVER 1.3 TIMES U.S. MARKET SHARE GROWTH AND STRONG PROFIT; POSITIVE MOMENTUM FOR FISCAL YEAR 2023

HOUSTON, August 9, 2022 - Sysco Corporation (NYSE: SYY) today announced financial results for its 13-week fourth fiscal quarter and its 52-week fiscal year ended July 2, 2022. In fiscal year 2021, the fourth quarter included 14 weeks, and the year included 53 weeks.1

Key highlights for the fourth quarter and full year of fiscal year 2022 include:

•	Sysco growth outpaced the U.S. market by more than 1.3 times for the full year;

•	Recipe For Growth advanced as planned;

•	Volume growth for the quarter and year;

•	Effective pass-through of rising product costs;

•	Continued operating income recovery for the International segment;

•	Profitable growth, strong fourth quarter results; and

•	Capital allocation strategy executed, with significant investment in business, debt paid down during the quarter, and $500 million in shares repurchased for the year.

“Sysco generated another quarter of top-line and bottom-line improvements, topping off a strong year of financial performance, especially given the environmental conditions. This included growing more than 1.3 times the market for the year and exceeding fiscal 2019 operating income for the quarter by 6.4 percent. The strong financial performance was delivered while simultaneously investing in our Recipe For Growth strategy. We are delivering new commercial capabilities and accelerating growth in a way which will pay long-term returns for Sysco and our investors,” said Kevin Hourican, Sysco’s President and Chief Executive Officer. “I want to thank our associates around the world for their continued hard work and customer centricity.”

Key financial results for the fourth quarter of fiscal year 2022 include:

•	Sales increased 17.5% versus the same period in fiscal year 2021 and, on a comparable 13-week basis, increased 26.5% to $19.0 billion. Sales increased 22.5% versus the same period in fiscal year 2019;

•

U.S. Broadline volume decreased 2.1% versus the same period in fiscal year 2021 and, on a comparable 13-week basis, increased 5.4%. U.S. Broadline volume decreased 2.2% versus the same period in fiscal year 2019;

•	Gross profit increased 18.1% to $3.4 billion, as compared to the same period last year, and increased 15.6%, as compared to the same period in fiscal year 2019;

•

Operating income increased 34.6% to $766.7 million, and adjusted[1] operating income increased to $876.8 million, as compared to the same period last year, while operating income increased 6.4% and adjusted[1] operating income increased 7.2%, as compared to the same period in fiscal year 2019;

[1]

Adjusted financial results, including adjusted operating income (loss), adjusted earnings per share (EPS) and adjusted EBITDA, are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring costs, transformational project costs, adjustments to our bad debt reserve specific to aged receivables existing prior to the COVID-19 pandemic and a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory. Specific to adjusted EPS, this year’s Certain Items include losses on the extinguishment of debt and the impact of an increase in reserves for uncertain tax positions. Specific to adjusted EPS, last year’s fourth quarter and fiscal 2021 Certain Items include the impact of a gain on sale of property and the impact of a U.K. tax law change. The fiscal 2021 Certain Items include the impact of a loss on the sale of Cake Corporation and our Spain operations. Results shown on a comparable 13 or 52 week basis are non-GAAP numbers and have been further adjusted to remove dollar amounts equal to 1/14 of the comparable 13 or 52 week basis are non-GAAP numbers and have been further adjusted to remove dollar amounts equal to 1/14 of the comparable fourth quarter non-GAAP results. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased to $971.7 million, and adjusted EBITDA increased to $1.0 billion, in each case as compared to the same period last year. On a comparable 13-week basis, EBITDA increased 34.4% and adjusted EBITDA increased 44.5%, in each case as compared to the same period last year. EBITDA increased 1.3% and adjusted EBITDA increased 8.7%, in each case as compared to the same period in fiscal year 2019;[2] and

•

EPS[3] increased to $0.99 compared to $0.29 in the same period last year. Adjusted[1] EPS increased to $1.15 compared to $0.71 in the same period last year, and on a comparable 13-week basis, increased $0.49 or 74.2%. EPS decreased $0.04 and adjusted EPS increased $0.05, in each case as compared to the same period in fiscal year 2019.

Key financial results for fiscal year 2022 included:

•	Sales increased 33.8% versus fiscal year 2021 and, on a comparable 52-week basis, increased 36.9% to $68.6 billion. Sales increased 14.2% versus fiscal year 2019;

•	U.S. Broadline volume increased 15.4% versus fiscal year 2021 and, on a comparable 52-week basis, increased 17.9%. U.S. Broadline volume decreased 3.7% versus fiscal year 2019;

•	Gross profit increased 31.7% to $12.3 billion, as compared to the prior year, and increased 8.0%, as compared to fiscal year 2019;

•

Operating income increased 62.7% to $2.3 billion, and adjusted[1] operating income increased to $2.6 billion, as compared to the prior year, while operating income increased 0.4%, and adjusted[1] operating income decreased 3.7%, as compared to fiscal year 2019;

•

EBITDA increased to $3.1 billion, and adjusted EBITDA increased to $3.3 billion, in each case as compared to the prior year. On a comparable 52-week basis, EBITDA increased 46.4% and adjusted EBITDA increased 58.5%, in each case as compared to the prior year. EBITDA increased 0.4% and adjusted EBITDA decreased 0.7%, in each case as compared to fiscal year 2019;[2] and

•

EPS[3] increased to $2.64 compared to $1.02 in the prior year. Adjusted[1] EPS increased to $3.25 compared to $1.44 in the prior year and, on a comparable 52-week basis, increased $1.86, or 133.8%. EPS decreased $0.56, and adjusted EPS decreased $0.30, in each case as compared to fiscal year 2019.

“Sysco delivered strong financial results, growing volumes and sales, effectively managing double-digit inflation and improving profitability, all while also strengthening our balance sheet and returning $1.5 billion to our shareholders. We have many reasons to be upbeat about our business. While keeping a careful eye on macro-economic developments, we expect to grow adjusted EPS by 26% - 35%, or $4.09 - $4.394, for fiscal year 2023,” said Aaron Alt, Sysco’s Chief Financial Officer.

Fourth Quarter Fiscal Year 2022 Results

Total Sysco

Sales for the fourth quarter were $19.0 billion, an increase of 17.5% compared to the same period last year.

Gross profit increased 18.1% to $3.4 billion, gross margin increased 10 basis points to 18.2% and adjusted gross margin increased 33 basis points to 18.4%, compared in each case to the same period last year. The increase in gross profit for the fourth quarter was primarily driven by higher volumes and high rates of inflation that were effectively managed.

Operating expenses increased $331.5 million, or 14.1%, compared to the same period last year, driven by increased volumes and continued investments to drive our transformation initiatives. Adjusted operating expenses increased $300.5 million, or 13.0%, compared to the same period last year.

[2]

EBITDA and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

[3]	Earnings per share (EPS) are shown on a diluted basis unless otherwise specified.
[4]

Adjusted earnings per share is a non-GAAP financial measure; however, we cannot predict with certainty the particular certain items that would be excluded from the calculation of this measure for future periods. Due to these uncertainties, we cannot provide a quantitative reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure without unreasonable effort. However, we expect to calculate adjusted earnings per share for future periods in the same manner as the reconciliations provided for the historical periods that are included at the end of this release.

Operating income was $766.7 million, an increase of $197.0 million, or 34.6%, compared to the same period last year. Adjusted operating income was $876.8 million, an increase of $271.6 million compared to the same period last year.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment generated strong sales growth, overall share gains and increased profitability.

Sales for the fourth quarter were $13.4 billion, an increase of 16.4% compared to the same period last year. Local case volume within U.S. Broadline operations decreased 7.8% for the fourth quarter, while total case volume within U.S. Broadline operations decreased 2.1%, in each case as compared to the same period last year.

Gross profit increased 17.5% to $2.6 billion, and gross margin increased 17 basis points to 19.4%, compared in each case to the same period last year. Product cost inflation was 15.3% in U.S. Broadline, as measured by the estimated change in Sysco’s product costs, primarily in the dairy, poultry and fresh produce categories.

Operating expenses increased $272.3 million, or 19.8%, compared to the same period last year. Adjusted operating expenses increased $244.9 million, or 17.5%, compared to the same period last year.

Operating income was $952.0 million, an increase of $114.6 million compared to the same period last year. Adjusted operating income was $959.5 million, an increase of $141.9 million compared to the same period last year.

International Foodservice Operations

The International Foodservice Operations segment delivered another quarter of strong sales and operating leverage, driving significant profit growth.

Sales for the fourth quarter were $3.3 billion, an increase of 30.3% compared to the same period last year. On a constant currency basis5, sales for the fourth quarter were $3.5 billion, an increase of 40.4% compared to the same period last year. Foreign exchange rates decreased both International Foodservice Operations sales by 10.1% and total Sysco sales by 1.6% during the quarter.

Gross profit increased 31.4% to $651.8 million, and gross margin increased 17 basis points to 20.0%, compared in each case to the same period last year. On a constant currency basis5, gross profit increased 42.9% to $708.9 million. Foreign exchange rates decreased both International Foodservice Operations gross profit by 11.5% and total Sysco gross profit by 2.0% during the quarter.

Operating expenses increased $78.2 million, or 14.9%, compared to the same period last year. Adjusted operating expenses increased $61.3 million, or 12.4%, compared to the same period last year. On a constant currency basis5, adjusted operating expenses increased $112.7 million, or 22.7%, compared to the same period last year. Foreign exchange rates decreased both International Foodservice Operations operating expenses by 10.3% and total Sysco operating expenses by 2.4% during the quarter.

Operating income was $47.1 million, an improvement of $77.6 million compared to the same period last year. Adjusted operating income increased $94.5 million compared to the same period last year. On a constant currency basis5, adjusted operating income was $100.3 million, an increase of $100.2 million compared to the same period last year. Foreign exchange rates decreased both International Foodservice Operations operating income by $5.8 million and total Sysco operating income by $3.2 million during the quarter.

[5]

Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Fiscal Year 2022 Results

Total Sysco

Sales for fiscal year 2022 were $68.6 billion, an increase of 33.8% compared to the prior year.

Gross profit increased 31.7% to $12.3 billion, and gross margin decreased 29 basis points to 18.0%, compared in each case to the prior year. The increase in gross profit for the year was primarily driven by higher volumes and high rates of inflation that were effectively managed.

Operating expenses increased $2.1 billion, or 26.0%, compared to the prior year, driven by increased volumes, expenses associated with investments to drive our transformation initiatives, and snap-back and productivity related costs. Adjusted operating expenses increased $1.9 billion, or 23.6%, compared to the prior year.

Operating income was $2.3 billion, an increase of $901.8 million, or 62.7%, compared to the prior year. Adjusted operating income was $2.6 billion, an increase of $1.2 billion, or 80.3%, compared to the prior year.

U.S. Foodservice Operations

Sales for fiscal year 2022 were $48.5 billion, an increase of 35.8% compared to the prior year. Local case volume within U.S. Broadline operations increased 10.3% for fiscal year 2022, while total case volume within U.S. Broadline operations increased 15.4%, in each case as compared to the prior year. Both increases represent organic growth.

Gross profit increased 31.2% to $9.2 billion, and gross margin decreased 67 basis points to 19.0%, compared in each case to the prior year. Product cost inflation was 15.0% in U.S. Broadline, as measured by the estimated change in Sysco’s product costs, primarily in the poultry, meat and seafood categories.

Operating expenses increased $1.5 billion, or 32.3%, compared to the prior year. Adjusted operating expenses increased $1.3 billion, or 28.0%, compared to the prior year.

Operating income was $3.2 billion, an increase of $716.2 million, or 29.2%, compared to the prior year. Adjusted operating income was $3.2 billion, an increase of $871.8 million, or 37.6%, compared to the prior year.

International Foodservice Operations

Sales for fiscal year 2022 were $11.8 billion, an increase of $3.4 billion, or 41.2%, compared to the prior year. On a constant currency basis5, sales for fiscal year 2022 were $12.0 billion, an increase of 43.3% compared to the prior year. Foreign exchange rates decreased both International Foodservice Operations sales by 2.1% and total Sysco sales by 0.3% during the year.

Gross profit increased 44.5% to $2.4 billion, and gross margin increased 47 basis points to 20.2%, compared in each case to the prior year. On a constant currency basis5, gross profit increased 47.5% to $2.4 billion, as compared to the prior year. Foreign exchange rates decreased both International Foodservice Operations gross profit by 3.0% and total Sysco gross profit by 0.5% during the year.

Operating expenses increased $396.9 million, or 21.1%, compared to the prior year. Adjusted operating expenses increased $370.0 million, or 20.9%, compared to the prior year. On a constant currency basis5, adjusted operating expenses increased $420.9 million, or 23.7%, compared to the prior year. Foreign exchange rates decreased both International Foodservice Operations operating expense by 2.8% and total Sysco operating expense by 0.7% during the year.

Operating income was $102.3 million, an improvement of $334.7 million compared to the prior year. Adjusted operating income increased $361.7 million compared to the prior year. On a constant currency basis5, adjusted operating income was $236.4 million, an increase of $365.2 million compared to the prior year. Foreign exchange rates decreased International Foodservice Operations operating income by 2.7% and increased total Sysco operating income by $0.8 million during the year.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $867.1 million and approximately $10.6 billion of debt outstanding.

During the year, Sysco returned $1.5 billion to shareholders via $500 million of share repurchases and $959 million of dividends.

Cash flow from operations was $1.8 billion for fiscal year 2022. During the year, the company made purposeful investments in working capital to drive increased sales and profitability, including making significant investments in inventory, with rising sales also contributing to rising accounts receivable, offset by rising accounts payable.

Capital expenditures, net of proceeds from sales of plant and equipment, for fiscal year 2022 were $608.7 million.

Free cash flow6 for fiscal year 2022 was $1.2 billion.

[6]

Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations for all non-GAAP financial measures are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s fourth quarter and full fiscal year 2022 financial results on Tuesday, August 9, 2022, at 10:00 a.m. Eastern Daylight Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:

	Fourth Quarter			Fiscal Year
			Comparable Adjusted			Comparable Adjusted
Financial Comparison:	July 2, 2022 (13 Weeks)	Change (13 vs. 14 weeks)	Change (13 vs. 13 weeks)	July 2, 2022 (52 Weeks)	Change (52 vs. 53 weeks)	Change (52 vs. 52 weeks)
GAAP:
Sales	$19.0 billion	17.5%		$68.6 billion	33.8%
Gross Profit	$3.4 billion	18.1%		$12.3 billion	31.7%
Gross Margin	18.2%	10 bps		18.0%	-29 bps
Operating Expenses	$2.7 billion	14.1%		$10.0 billion	26.0%
Operating Income	$766.7 million	34.6%		$2.3 billion	62.7%
Operating Margin	4.0%	51 bps		3.4%	61 bps
Net Earnings	$510.0 million	237.5%		$1.4 billion	159.2%
Diluted Earnings Per Share	$0.99	241.4%		$2.64	158.8%
Non-GAAP (1):
Sales	$19.0 billion	17.5%	26.5%	$68.6 billion	33.8%	36.9%
Gross Profit	$3.5 billion	19.6%	28.8%	$12.4 billion	32.5%	35.5%
Gross Margin	18.4%	33 bps	33 bps	18.1%	-18 bps	-18 bps
Operating Expenses	$2.6 billion	13.0%	21.7%	$9.8 billion	23.6%	26.2%
Operating Income	$876.8 million	44.9%	56.0%	$2.6 billion	80.3%	85.8%
Operating Margin	4.6%	88 bps	88 bps	3.8%	99 bps	101 bps
EBITDA	$971.7 million	24.8%	34.4%	$3.1 billion	42.7%	46.4%
Adjusted EBITDA	$1.0 billion	34.2%	44.5%	$3.3 billion	54.4%	58.5%
Net Earnings	$588.3 million	60.6%	73.0%	$1.7 billion	126.0%	134.2%
Diluted Earnings Per Share (2)	$1.15	62.0%	74.2%	$3.25	125.7%	133.8%
Case Growth (3):
U.S. Broadline	-2.1%		5.4%	15.4%		17.9%
Local	-7.8%			10.3%
Sysco Brand Sales as a % of Cases:
U.S. Broadline	36.6%	0 bps		36.2%	-29 bps
Local	45.4%	78 bps		44.5%	55 bps

Note:

(1)	Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2)	Individual components in the table above may not sum to the totals due to the rounding.
(3)	Case growth for 13-week and 52-week comparable columns show year-over-year growth.

NM represents that the percentage change is not meaningful.

Forward-Looking Statements

Statements made in this press release or in our earnings call for the fourth quarter of fiscal year 2022 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include statements concerning: the effect, impact, potential duration or other implications of the COVID-19 pandemic and any expectations we may have with respect thereto; our expectations regarding future improvements in productivity; our belief that improvements in our organizational capabilities will deliver compelling outcomes in future periods; our expectations regarding improvements in international volume; our expectations that our transformational agenda will drive long-term growth; our expectations regarding the continuation of an inflationary environment; our expectations regarding improvements in the efficiency of our supply chain; our expectations regarding the impact of our Recipe for Growth strategy and the pace of progress in implementing the initiatives under that strategy; our expectations regarding Sysco’s ability to outperform the market in future periods; our expectations that our strategic priorities will enable us to grow faster than the market; our expectations regarding our efforts to reduce overtime rates and the incremental investments in hiring; our expectations regarding the expansion of our driver academy and our belief that the academy will enable us to provide upward career path mobility for our warehouse associates and improve associate retention; our expectations regarding the benefits of the six-day delivery model; our plans to improve the capabilities of our sales team; our expectations regarding the impact of our growth initiatives and their ability to enable Sysco to consistently outperform the market; our expectations regarding the impact of the Coastal Companies acquisition on our business; our expectations regarding our ability to grow faster than the total market in fiscal 2023 and to exceed our growth target by the end of fiscal 2024; our ability to deliver against our strategic priorities; economic trends in the United States and abroad; our plans to make continued capital investments over the next three fiscal years in our technology, fleet and buildings; our belief that there is further opportunity for profit in the future; our future growth, including growth in sales and earnings per share; our expectations regarding profits and sales in fiscal 2023; the pace of implementation of our business transformation initiatives; our expectations regarding our balanced approach to capital allocation and rewarding our shareholders; our plans to improve associate retention, training and productivity; our belief that our Recipe for Growth transformation is creating capabilities that will help us profitably grow for the long term; our expectations regarding our long-term financial outlook; and our expectations regarding additional improvements from snap-back costs and productivity expenses during the fiscal fourth quarter.

It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Sysco’s control. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Report on Form 10-K for the year ended July 3, 2021, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 71,000 associates, the company operates 333 distribution facilities worldwide and serves approximately 700,000 customer locations. For fiscal year 2022 that ended July 2, 2022, the company generated sales of more than $68 billion. Information about our CSR program, including Sysco’s 2021 Corporate Social Responsibility Report, can be found at sysco.com/csr2021report.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoFoods. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED RESULTS OF OPERATIONS (unaudited)

(In Thousands, Except for Share and Per Share Data)

	Quarter Ended		Year Ended
	Jul. 2, 2022	Jul. 3, 2021	Jul. 2, 2022	Jul. 3, 2021
Sales	$18,957,258	$16,136,893	$68,636,146	$51,297,843
Cost of sales	15,512,986	13,221,115	56,315,622	41,941,094

Gross profit	3,444,272	2,915,778	12,320,524	9,356,749
Operating expenses	2,677,557	2,346,094	9,981,489	7,919,507

Operating income	766,715	569,684	2,339,035	1,437,242
Interest expense	128,512	441,149	623,643	880,137
Other income, net	(3,676)	(13,483)	(31,381)	(27,623)

Earnings before income taxes	641,879	142,018	1,746,773	584,728
Income tax expense (benefit)	131,890	(9,075)	388,005	60,519

Net earnings	$509,989	$151,093	$1,358,768	$524,209

Net earnings:
Basic earnings per share	$1.00	$0.29	$2.66	$1.03
Diluted earnings per share	0.99	0.29	2.64	1.02
Average shares outstanding	510,593,953	512,423,938	510,630,645	510,696,398
Diluted shares outstanding	513,426,966	516,036,842	514,005,827	513,555,088

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED BALANCE SHEETS (unaudited)

(In Thousands, Except for Share Data)

	Jul. 2, 2022	Jul. 3, 2021
ASSETS
Current assets
Cash and cash equivalents	$867,086	$3,007,123
Accounts receivable, less allowances of $70,790 and $117,695	4,868,779	3,781,510
Inventories	4,448,154	3,695,219
Prepaid expenses and other current assets	303,789	240,956
Income tax receivable	35,934	8,759

Total current assets	10,523,742	10,733,567
Plant and equipment at cost, less accumulated depreciation	4,456,420	4,326,063
Other long-term assets
Goodwill	4,542,315	3,944,139
Intangibles, less amortization	952,683	746,073
Deferred income taxes	377,604	352,523
Operating lease right-of-use assets, net	723,297	709,163
Other assets	550,150	602,011

Total other long-term assets	7,146,049	6,353,909

Total assets	$22,126,211	$21,413,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,793,481	$4,884,781
Accrued expenses	2,270,753	1,814,837
Accrued income taxes	40,042	22,644
Current operating lease liabilities	105,690	102,659
Current maturities of long-term debt	580,611	494,923

Total current liabilities	8,790,577	7,319,844
Long-term liabilities
Long-term debt	10,066,931	10,588,184
Deferred income taxes	250,171	147,066
Long-term operating lease liabilities	636,417	634,481
Other long-term liabilities	967,907	1,136,480

Total long-term liabilities	11,921,426	12,506,211
Commitments and contingencies
Noncontrolling interest	31,948	34,588
Shareholders’ equity
Preferred stock, par value $1 per share, Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share, Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175
Paid-in capital	1,766,305	1,619,995
Retained earnings	10,539,722	10,151,706
Accumulated other comprehensive loss	(1,482,054)	(1,148,764)
Treasury stock at cost, 256,531,543 and 253,342,595 shares	(10,206,888)	(9,835,216)

Total shareholders’ equity	1,382,260	1,552,896

Total liabilities and shareholders’ equity	$22,126,211	$21,413,539

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED CASH FLOWS (unaudited)

(In Thousands)

	Year Ended
	Jul. 2, 2022	Jul. 3, 2021
Cash flows from operating activities:
Net earnings	$1,358,768	$524,209
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	122,315	95,815
Depreciation and amortization	772,881	737,916
Operating lease asset amortization	108,052	113,906
Amortization of debt issuance and other debt-related costs	22,305	26,115
Deferred income taxes	(64,454)	(157,864)
Provision for losses on receivables	(15,494)	(152,740)
Loss on extinguishment of debt	115,603	293,897
Loss on sale of businesses	—	22,737
Other non-cash items	(12,692)	(16,502)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(1,001,037)	(662,345)
Increase in inventories	(719,266)	(551,405)
Decrease (increase) in prepaid expenses and other current assets	4,805	(32,577)
Increase in accounts payable	850,974	1,459,222
Increase in accrued expenses	423,429	167,181
Decrease in operating lease liabilities	(125,741)	(142,351)
(Decrease) increase in accrued income taxes	(9,775)	118,953
(Increase) decrease in other assets	(1,082)	18,822
(Decrease) increase in other long-term liabilities	(38,305)	40,853

Net cash provided by operating activities	1,791,286	1,903,842

Cash flows from investing activities:
Additions to plant and equipment	(632,802)	(470,676)
Proceeds from sales of plant and equipment	24,144	59,147
Acquisition of businesses, net of cash acquired	(1,281,137)	—
Purchases of marketable securities	(19,318)	(53,148)
Proceeds from sales of marketable securities	16,648	35,979
Other investing activities (1)	14,259	—

Net cash used for investing activities	(1,878,206)	(428,698)

Cash flows from financing activities:
Bank and commercial paper (repayments) borrowings, net	—	(826,182)
Other debt borrowings including senior notes	1,248,207	1,484
Other debt repayments including senior notes	(494,585)	(2,003,135)
Redemption premiums and repayments for senior notes	(1,395,668)	(999,996)
Cash received from the termination of interest rate swap agreements	23,127	—
Proceeds from stock option exercises	128,167	130,374
Stock repurchases	(499,825)	—
Dividends paid	(958,937)	(917,564)
Other financing activities (2)	(37,384)	(13,209)

Net cash (used for) financing activities	(1,986,898)	(4,628,228)

Effect of exchange rates on cash, cash equivalents and restricted cash	(31,906)	94,614

Net decrease in cash, cash equivalents and restricted cash (3)	(2,105,724)	(3,058,470)
Cash, cash equivalents and restricted cash at beginning of period	3,037,100	6,095,570

Cash, cash equivalents and restricted cash at end of period (3)	$931,376	$3,037,100

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$498,349	$877,512
Income taxes, net of refunds	450,148	103,547

(1)	Change primarily includes proceeds from the settlement of corporate-owned life insurance policies.
(2)	Change includes cash paid for shares withheld to cover taxes, settlement of interest rate hedges and other financing activities.
(3)	Change includes restricted cash included within other assets in the Consolidated Balance Sheet.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

Our discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than free cash flow, any non-GAAP financial measures will be denoted as adjusted measures to remove the impact of restructuring and transformational project costs consisting of: (1) restructuring charges, (2) expenses associated with our various transformation initiatives and (3) facility closure and severance charges; acquisition-related costs consisting of: (1) intangible amortization expense and (2) acquisition costs and due diligence costs related to our acquisitions; and the reduction of bad debt expense previously recognized in fiscal 2020 due to the impact of the COVID-19 pandemic on the collectability of our pre-pandemic trade receivable balances. Our results for fiscal 2022 were also impacted by (1) a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory, (2) debt extinguishment costs and (3) the increase in reserves for uncertain tax positions. Our results for fiscal 2021 were also impacted by losses on the sale of businesses.

The results of our foreign operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our total Sysco and our International Foodservice Operations results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove these Certain Items and presenting its International Foodservice Operations results on a constant currency basis, provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due-diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal 2022 and fiscal 2021.

Set forth below is a reconciliation of sales, operating expenses, operating income, other (income) expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not add up to the total presented due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	13-Week Period Ended Jul. 2, 2022	14-Week Period Ended Jul. 3, 2021	Change in Dollars	% Change
Sales (GAAP) (A)	$18,957,258	$16,136,893	$2,820,365	17.5%
Impact of currency fluctuations (1)	255,672	—	255,672	1.6%

Comparable sales using a constant currency basis (Non-GAAP)	19,212,930	16,136,893	3,076,037	19.1%
Less 1 week fourth quarter sales (B)	—	(1,152,635)	1,152,635	9.1%

Comparable sales using a constant currency and a 13 week basis (Non-GAAP)	19,212,930	14,984,258	4,228,672	28.2%

Comparable sales using a 13 week basis (Non-GAAP) (C)(D)	$18,957,258	$14,984,258	$3,973,000	26.5%

Cost of sales (GAAP)	$15,512,986	$13,221,115	$2,291,871	17.3%
Impact of inventory valuation adjustment (2)	(43,673)	—	(43,673)	-0.3%

Cost of sales adjusted for Certain Items (Non-GAAP)	15,469,313	13,221,115	2,248,198	17.0%
Less 1 week fourth quarter cost of sales	—	(944,365)	944,365	9.0%

Comparable cost of sales adjusted for Certain Items using a 13 week basis (Non-GAAP)	$15,469,313	$12,276,750	3,192,563	26.0%

Gross Profit (GAAP)	$3,444,272	$2,915,778	$528,494	18.1%
Impact of inventory valuation adjustment (2)	43,673	—	43,673	1.5%

Comparable gross profit adjusted for Certain Items (Non-GAAP) (A)	3,487,945	2,915,778	572,167	19.6%
Impact of currency fluctuations (1)	58,256	—	58,256	2.0%

Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	3,546,201	2,915,778	630,423	21.6%
Less 1 week fourth quarter gross profit (B)	—	(208,270)	208,270	9.4%

Comparable gross profit adjusted for Certain Items using a constant currency and 13 week basis (Non-GAAP)	3,546,201	2,707,508	838,693	31.0%

Comparable gross profit adjusted for Certain Items using a 13 week basis (Non-GAAP) (C)	$3,487,945	$2,707,508	$780,437	28.8%

Gross margin (GAAP)	18.17%	18.07%		10 bps
Impact of inventory valuation adjustment (2)	0.23%	0.00%		23 bps

Comparable Gross margin adjusted for Certain Items (Non-GAAP) (A)	18.40%	18.07%		33 bps
Impact of currency fluctuations (1)	0.06%	0.00%		6 bps

Comparable Gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.46%	18.07%		39 bps
Less 1 week fourth quarter gross margin (B)	0.00%	0.00%		0 bps

Comparable Gross margin adjusted for Certain Items using a constant currency and 13 week basis (Non-GAAP)	18.46%	18.07%		39 bps

Comparable Gross margin adjusted for Certain Items using a 13 week basis (Non-GAAP) (C)	18.40%	18.07%		33 bps

Operating expenses (GAAP)	$2,677,557	$2,346,094	$331,463	14.1%
Impact of restructuring and transformational project costs (3)	(39,474)	(33,110)	(6,364)	-19.2%
Impact of acquisition-related costs (4)	(35,724)	(24,826)	(10,898)	-43.9%
Impact of bad debt reserve adjustments (5)	8,783	22,441	(13,658)	-60.9%

Operating expenses adjusted for Certain Items (Non-GAAP) (A)	2,611,142	2,310,599	300,543	13.0%
Impact of currency fluctuations (1)	55,085	—	55,085	2.4%

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	2,666,227	2,310,599	355,628	15.4%
Less 1 week fourth quarter operating expense (B)	—	(165,043)	165,043	8.9%

Comparable operating expenses adjusted for Certain Items using a constant currency and a 13 week basis (Non-GAAP)	2,666,227	2,145,556	520,671	24.3%

Comparable operating expenses adjusted for Certain Items using a 13 week basis (Non-GAAP) (C)	$2,611,142	$2,145,556	$465,586	21.7%

Operating expense as a percentage of sales (GAAP)	14.12%	14.54%		-42 bps
Impact of certain items adjustments	-0.35%	-0.22%		-13 bps

Adjusted operating expense as a percentage of sales (Non-GAAP)	13.77%	14.32%		-55 bps
Operating income (GAAP)	$766,715	$569,684	$197,031	34.6%
Impact of inventory valuation adjustment (2)	43,673	—	43,673	NM
Impact of restructuring and transformational project costs (3)	39,474	33,110	6,364	19.2%
Impact of acquisition-related costs (4)	35,724	24,826	10,898	43.9%
Impact of bad debt reserve adjustments (5)	(8,783)	(22,441)	13,658	60.9%

Operating income adjusted for Certain Items (Non-GAAP) (A)	876,803	605,179	271,624	44.9%
Impact of currency fluctuations (1)	3,171	—	3,171	0.5%

Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	879,974	605,179	274,795	45.4%
Less 1 week fourth quarter operating income (B)	—	(43,227)	43,227	11.2%

Comparable operating income adjusted for Certain Items using a constant currency and a 13 week basis (Non-GAAP)	879,974	561,952	318,022	56.6%

Comparable operating income adjusted for Certain Items using a 13 week basis (Non-GAAP) (C)(E)	$876,803	$561,952	$314,851	56.0%

Operating margin (GAAP)	4.04%	3.53%		51 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.63%	3.75%		88 bps
Operating margin adjusted for Certain Items on a constant currency basis (Non-GAAP)	4.58%	3.75%		83 bps
Operating margin adjusted for Certain Items on a constant currency and a 13 week basis (Non-GAAP)	4.58%	3.75%		83 bps
Operating margin adjusted for Certain Items on a constant currency and a 13 week basis (Non-GAAP) (F)	4.63%	3.75%		88 bps
Interest expense (GAAP)	$128,512	$441,149	$(312,637)	-70.9%
Impact of loss on extinguishment of debt	—	(293,897)	293,897	NM

Interest expense adjusted for Certain Items (Non-GAAP)	128,512	147,252	(18,740)	-12.7%
Less 1 week fourth quarter interest expense	—	(10,518)	10,518	6.7%

Interest expense adjusted for Certain Items using a 13 week basis (Non-GAAP)	$128,512	$136,734	$(8,222)	-6.0%

Other income (GAAP)	$(3,676)	$(13,483)	$9,807	72.7%
Impact of other non-routine gains and losses	2,057	12,374	(10,317)	-83.4%

Other income adjusted for Certain Items (Non-GAAP)	(1,619)	(1,109)	(510)	-46.0%
Less 1 week fourth quarter other income	—	79	(79)	-11.2%

Other income adjusted for Certain Items using a 13 week basis (Non-GAAP)	$(1,619)	$(1,030)	$(589)	-57.2%

Net earnings (GAAP)	$509,989	$151,093	$358,896	237.5%
Impact of inventory valuation adjustment (2)	43,673	—	43,673	NM
Impact of restructuring and transformational project costs (3)	39,474	33,110	6,364	19.2%
Impact of acquisition-related costs (4)	35,724	24,826	10,898	43.9%
Impact of bad debt reserve adjustments (5)	(8,783)	(22,441)	13,658	60.9%
Impact of loss on extinguishment of debt	—	293,897	(293,897)	NM
Impact of other non-routine gains and losses	(2,057)	(12,374)	10,317	83.4%
Tax impact of inventory valuation adjustment (6)	(11,452)	—	(11,452)	NM
Tax impact of restructuring and transformational project costs (6)	(10,613)	(5,530)	(5,083)	-91.9%
Tax impact of acquisition-related costs (6)	(9,847)	(4,204)	(5,643)	-134.2%
Tax Impact of bad debt reserve adjustments (6)	2,383	347	2,036	NM
Tax impact of loss on extinguishment of debt (6)	(699)	(79,323)	78,624	99.1%
Tax impact of other non-routine gains and losses (6)	531	4,557	(4,026)	-88.3%

Impact of foreign tax rate change (6)	—	(17,649)	17,649	NM

Net earnings adjusted for Certain Items (Non-GAAP)	$588,323	$366,309	$222,014	60.6%

Less 1 week fourth quarter net earnings	—	(26,165)	26,165	12.4%

Net earnings adjusted for Certain Items using a 13 week basis (Non-GAAP)	$588,323	$340,144	$248,179	73.0%

Diluted earnings per share (GAAP)	$0.99	$0.29	$0.70	241.4%
Impact of inventory valuation adjustment (2)	0.09	—	0.09	NM
Impact of restructuring and transformational project costs (3)	0.08	0.06	0.02	33.3%
Impact of acquisition-related costs (4)	0.07	0.05	0.02	40.0%
Impact of bad debt reserve adjustments (5)	(0.02)	(0.04)	0.02	50.0%
Impact of loss on extinguishment of debt	—	0.57	(0.57)	NM
Impact of other non-routine gains and losses	—	(0.02)	0.02	NM
Tax impact of inventory valuation adjustment (6)	(0.02)	—	(0.02)	NM
Tax impact of restructuring and transformational project costs (6)	(0.02)	(0.01)	(0.01)	-100.0%
Tax impact of acquisition-related costs (6)	(0.02)	(0.01)	(0.01)	-100.0%
Tax impact of loss on extinguishment of debt (6)	—	(0.15)	0.15	NM
Tax impact of other non-routine gains and losses (6)	—	0.01	(0.01)	NM
Impact of foreign tax rate change (6)	—	(0.03)	0.03	NM

Diluted earnings per share adjusted for Certain Items (Non-GAAP) (7)	$1.15	$0.71	$0.44	62.0%

Less 1 week fourth quarter earning per share	—	(0.05)	0.05	12.2%

Diluted earnings per share adjusted for Certain Items using a 13 week basis (Non-GAAP)	$1.15	$0.66	$0.49	74.2%

Diluted shares outstanding	513,426,966	516,036,842

For purposes of comparable items using a 13 week basis, items are mathematically calculated using the row labels as follows: A+B=C and E/D=F

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.

(2)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.

(3)

Fiscal 2022 includes $31 million related to restructuring, severance, and facility closure charges and $8 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2021 includes $17 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy and $16 million related to restructuring charges.

(4)	Fiscal 2022 includes $31 million of intangible amortization expense and $5 million in acquisition and due diligence costs. Fiscal 2021 represents intangible amortization expense.

(5)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.

(6)

The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(7)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	13-Week Period Ended Jul. 2, 2022	13-Week Period Ended Jun. 29, 2019	Change in Dollars	% Change
Sales (GAAP)	$18,957,258	$15,474,862	$3,482,396	22.5%
Cost of sales	$15,512,986	$12,495,670	$3,017,316	24.1%
Impact of inventory valuation adjustment (1)	(43,673)	—	(43,673)	-0.3%

Cost of sales adjusted for Certain Items (Non-GAAP)	$15,469,313	$12,495,670	$2,973,643	23.8%

Gross Profit (GAAP)	$3,444,272	$2,979,192	$465,080	15.6%
Impact of inventory valuation adjustment (1)	43,673	—	43,673	1.5%

Comparable gross profit adjusted for Certain Items (Non-GAAP)	$3,487,945	$2,979,192	$508,753	17.1%

Gross margin (GAAP)	18.17%	19.25%		-108 bps
Impact of inventory valuation adjustment (1)	0.23%	0.00%		23 bps

Comparable gross margin adjusted for Certain Items (Non-GAAP)	18.40%	19.25%		-85 bps
Operating expenses (GAAP)	$2,677,557	$2,258,662	$418,895	18.5%
Impact of restructuring and transformational project costs (2)	(39,474)	(77,753)	38,279	49.2%
Impact of acquisition-related costs (3)	(35,724)	(19,789)	(15,935)	-80.5%
Impact of bad debt reserve adjustments (4)	8,783	—	8,783	NM

Comparable operating expenses adjusted for Certain Items (Non-GAAP)	$2,611,142	$2,161,120	$450,022	20.8%

Operating income (GAAP)	$766,715	$720,530	$46,185	6.4%
Impact of inventory valuation adjustment (1)	43,673	—	43,673	NM
Impact of restructuring and transformational project costs (2)	39,474	77,753	(38,279)	-49.2%
Impact of acquisition-related costs (3)	35,724	19,789	15,935	80.5%
Impact of bad debt reserve adjustments (4)	(8,783)	—	(8,783)	NM

Operating income adjusted for Certain Items (Non-GAAP)	$876,803	$818,072	$58,731	7.2%

Other income (GAAP)	$(3,676)	$(51,558)	$47,882	92.9%
Impact of gain on sale of Iowa Premium (5)	—	66,309	(66,309)	NM
Impact of other non-routine gains and losses	2,057	—	2,057	NM

Other income (expense) adjusted for Certain Items (Non-GAAP)	$(1,619)	$14,751	$(16,370)	-111.0%

Net earnings (GAAP)	$509,989	$535,766	$(25,777)	-4.8%
Impact of inventory valuation adjustment (1)	43,673	—	43,673	NM
Impact of restructuring and transformational project costs (2)	39,474	77,753	(38,279)	-49.2%
Impact of acquisition-related costs (3)	35,724	19,789	15,935	80.5%
Impact of bad debt reserve adjustments (4)	(8,783)	—	(8,783)	NM
Impact of gain on sale of Iowa Premium (5)	—	(66,309)	66,309	NM
Impact of other non-routine gains and losses	(2,057)	—	(2,057)	NM
Tax impact of inventory valuation adjustment (6)	(11,452)	—	(11,452)	NM
Tax impact of restructuring and transformational project costs (6)	(10,613)	(16,891)	6,278	37.2%
Tax impact of acquisition-related costs (6)	(9,847)	(4,352)	(5,495)	-126.3%
Tax Impact of bad debt reserve adjustments (6)	2,383	—	2,383	NM
Tax impact of loss on extinguishment of debt (6)	(699)	—	(699)	NM
Tax impact of gain on sale of Iowa Premium (6)	—	18,119	(18,119)	NM
Tax impact of other non-routine gains and losses (6)	531	—	531	NM
Impact of France, U.K. and Sweden tax law changes	—	6,464	(6,464)	NM

Impact of US transition tax	—	2,631	(2,631)	NM

Net earnings adjusted for Certain Items (Non-GAAP)	$588,323	$572,970	$15,353	2.7%

Diluted earnings per share (GAAP)	$0.99	$1.03	$(0.04)	-3.9%
Impact of inventory valuation adjustment (1)	0.09	—	0.09	NM
Impact of restructuring and transformational project costs (2)	0.08	0.15	(0.07)	-46.7%
Impact of acquisition-related costs (3)	0.07	0.04	0.03	75.0%
Impact of bad debt reserve adjustments (4)	(0.02)	—	(0.02)	NM
Impact of gain on sale of Iowa Premium (5)	—	(0.13)	0.13	NM
Tax impact of inventory valuation adjustment (6)	(0.02)	—	(0.02)	NM
Tax impact of restructuring and transformational project costs (6)	(0.02)	(0.03)	0.01	33.3%
Tax impact of acquisition-related costs (6)	(0.02)	(0.01)	(0.01)	-100.0%
Tax impact of gain on sale of Iowa Premium (6)	—	0.03	(0.03)	NM
Impact of France, U.K. and Sweden tax law changes	—	0.01	(0.01)	NM
Impact of US transition tax	—	0.01	(0.01)	NM

Diluted earnings per share adjusted for Certain Items (Non-GAAP) (7)	$1.15	$1.10	$0.05	4.5%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)

Fiscal 2022 includes $31 million related to restructuring, severance, and facility closure charges and $8 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2019 includes $41 million related to restructuring, facility closure and severance charges and $37 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.

(3)	Fiscal 2022 includes $31 million of intangible amortization expense and $5 million in acquisition and due diligence costs. Fiscal 2019 includes intangible amortization expense.
(4)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)	Represents a gain on sale from disposition of a business, Iowa Premium.
(6)

The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(7)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	52-Week Period Ended Jul. 2, 2022	53-Week Period Ended Jul. 3, 2021	Change in Dollars	% Change
Sales (GAAP) (A)	$68,636,146	$51,297,843	$17,338,303	33.8%
Impact of currency fluctuations (1)	178,629	—	178,629	0.3%

Comparable sales using a constant currency basis (Non-GAAP)	68,814,775	51,297,843	17,516,932	34.1%
Less 1 week fourth quarter sales (B)	—	(1,152,635)	1,152,635	3.1%

Comparable sales using a constant currency and a 52 week basis (Non-GAAP)	68,814,775	50,145,208	18,669,567	37.2%

Comparable sales using a 52 week basis (Non-GAAP) (C)(D)	$68,636,146	$50,145,208	$18,490,938	36.9%

Cost of sales	$56,315,622	$41,941,094	$14,374,528	34.3%
Impact of inventory valuation adjustment (2)	(73,224)	—	(73,224)	-0.2%

Cost of sales adjusted for Certain Items (Non-GAAP)	56,242,398	41,941,094	14,301,304	34.1%
Less 1 week fourth quarter cost of sales	—	(944,365)	944,365	3.1%

Cost of sales adjusted for Certain Items using a 52 week basis (Non-GAAP)	$56,242,398	$40,996,729	15,245,669	37.2%

Gross Profit (GAAP)	$12,320,524	$9,356,749	$2,963,775	31.7%
Impact of inventory valuation adjustment (2)	73,224	—	73,224	0.8%

Comparable gross profit adjusted for Certain Items (Non-GAAP) (A)	12,393,748	9,356,749	3,036,999	32.5%
Impact of currency fluctuations (1)	50,131	—	50,131	0.5%

Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	12,443,879	9,356,749	3,087,130	33.0%
Less 1 week fourth quarter gross profit (B)	—	(208,270)	208,270	3.0%

Comparable gross profit adjusted for Certain Items using a constant currency and a 52 week basis (Non-GAAP)	12,443,879	9,148,479	3,295,400	36.0%

Comparable gross profit adjusted for Certain Items using a 52 week basis (Non-GAAP) (C)	$12,393,748	$9,148,479	$3,245,269	35.5%

Gross margin (GAAP)	17.95%	18.24%		-29 bps
Impact of inventory valuation adjustment (2)	0.11	0.00%		11 bps

Comparable Gross margin adjusted for Certain Items (Non-GAAP) (A)	18.06%	18.24%		-18 bps
Impact of currency fluctuations (1)	0.02%	0.00%		2 bps

Comparable Gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.08%	18.24%		-16 bps
Less 1 week fourth quarter gross margin (B)	0.00%	0.00%		0 bps

Comparable Gross margin adjusted for Certain Items using a constant currency and a 52 week basis (Non-GAAP)	18.08%	18.24%		-16 bps

Comparable Gross margin adjusted for Certain Items using a 52 week basis (Non-GAAP) (C)	18.06%	18.24%		-18 bps

Operating expenses (GAAP)	$9,981,489	$7,919,507	$2,061,982	26.0%
Impact of restructuring and transformational project costs (3)	(109,532)	(128,187)	18,655	14.6%
Impact of acquisition-related costs (4)	(139,173)	(79,540)	(59,633)	-75.0%
Impact of bad debt reserve adjustments (5)	27,999	184,813	(156,814)	-84.9%

Operating expenses adjusted for Certain Items (Non-GAAP) (A)	9,760,783	7,896,593	1,864,190	23.6%
Impact of currency fluctuations (1)	50,908		50,908	0.7%

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	9,811,691	7,896,593	1,915,098	24.3%
Less 1 week fourth quarter operating expense (B)	—	(165,043)	165,043	2.6%

Comparable operating expenses adjusted for Certain Items using a constant currency and a 52 week basis (Non-GAAP)	9,811,691	7,731,550	2,080,141	26.9%

Comparable operating expenses adjusted for Certain Items using a 52 week basis (Non-GAAP) (C)	$9,760,783	$7,731,550	$2,029,233	26.2%

Operating expense as a percentage of sales (GAAP)	14.54%	15.44%		-90 bps
Impact of certain items adjustments	-0.32%	-0.05%		-27 bps

Adjusted operating expense as a percentage of sales (Non-GAAP)	14.22%	15.39%		-117 bps
Operating income (GAAP)	$2,339,035	$1,437,242	$901,793	62.7%
Impact of inventory valuation adjustment (2)	73,224	—	73,224	NM
Impact of restructuring and transformational project costs (3)	109,532	128,187	(18,655)	-14.6%
Impact of acquisition-related costs (4)	139,173	79,540	59,633	75.0%
Impact of bad debt reserve adjustments (5)	(27,999)	(184,813)	156,814	84.9%

Operating income adjusted for Certain Items (Non-GAAP) (A)	2,632,965	1,460,156	1,172,809	80.3%
Impact of currency fluctuations (1)	(776)	—	(776)	0.0%

Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	2,632,189	1,460,156	1,172,033	80.3%
Less 1 week fourth quarter operating income (B)	—	(43,227)	43,227	5.5%

Comparable operating income adjusted for Certain Items using a constant currency and a 52 week basis (Non-GAAP)	2,632,189	1,416,929	1,215,260	85.8%

Comparable operating income adjusted for Certain Items using a 52 week basis (Non-GAAP) (C)(E)	$2,632,965	$1,416,929	$1,216,036	85.8%

Operating margin (GAAP)	3.41%	2.80%		61 bps
Operating margin adjusted for Certain Items (Non-GAAP)	3.84%	2.85%		99 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	3.83%	2.85%		98 bps
Operating margin adjusted for Certain Items using a constant currency and a 52 week basis (Non-GAAP)	3.83%	2.83%		100 bps
Operating margin adjusted for Certain Items on a constant currency and a 52 week basis (Non-GAAP) (F)	3.84%	2.83%		101 bps
Interest expense (GAAP)	$623,643	$880,137	$(256,494)	-29.1%
Impact of loss on extinguishment of debt	(115,603)	(293,897)	178,294	60.7%

Interest expense adjusted for Certain Items (Non-GAAP)	508,040	586,240	(78,200)	-13.3%
Less 1 week fourth quarter interest expense	—	(10,518)	10,518	1.5%

Interest expense adjusted for Certain Items using a 52 week basis (Non-GAAP)	$508,040	$575,722	$(67,682)	-11.8%

Other income (GAAP)	$(31,381)	$(27,623)	$(3,758)	-13.6%
Impact of other non-routine gains and losses	2,057	(10,460)	12,517	119.7%

Other income adjusted for Certain Items (Non-GAAP)	(29,324)	(38,083)	8,759	23.0%
Less 1 week fourth quarter other income	—	79	(79)	-0.2%

Other income adjusted for Certain Items using a 52 week basis (Non-GAAP)	$(29,324)	$(38,004)	$8,680	22.8%

Net earnings (GAAP)	$1,358,768	$524,209	$834,559	159.2%
Impact of inventory valuation adjustment (2)	73,224	—	73,224	NM
Impact of restructuring and transformational project costs (3)	109,532	128,187	(18,655)	-14.6%
Impact of acquisition-related costs (4)	139,173	79,540	59,633	75.0%
Impact of bad debt reserve adjustments (5)	(27,999)	(184,813)	156,814	84.9%
Impact of loss on extinguishment of debt	115,603	293,897	(178,294)	-60.7%
Impact of other non-routine gains and losses	(2,057)	10,460	(12,517)	-119.7%
Tax impact of inventory valuation adjustment (6)	(18,902)	—	(18,902)	NM
Tax impact of restructuring and transformational project costs (6)	(28,274)	(32,416)	4,142	12.8%
Tax impact of acquisition-related costs (6)	(35,926)	(19,675)	(16,251)	-82.6%
Tax Impact of bad debt reserve adjustments (6)	7,228	46,260	(39,032)	-84.4%
Tax impact of loss on extinguishment of debt (6)	(29,841)	(79,323)	49,482	62.4%
Tax impact of other non-routine gains and losses (6)	531	(2,692)	3,223	119.7%
Impact of adjustments to uncertain tax positions	12,000	—	12,000	NM
Impact of foreign tax rate change	—	(23,197)	23,197	NM

Net earnings adjusted for Certain Items (Non-GAAP)	1,673,060	740,437	932,623	126.0%
Less 1 week fourth quarter net earnings	—	(26,165)	26,165	8.2%

Net earnings adjusted for Certain Items using a 52 week basis (Non-GAAP)	$1,673,060	$714,272	$958,788	134.2%

Diluted earnings per share (GAAP)	$2.64	$1.02	$1.62	158.8%
Impact of inventory valuation adjustment (2)	0.14	—	0.14	NM
Impact of restructuring and transformational project costs (3)	0.21	0.25	(0.04)	-16.0%
Impact of acquisition-related costs (4)	0.27	0.15	0.12	80.0%
Impact of bad debt reserve adjustments (5)	(0.05)	(0.36)	0.31	86.1%
Impact of loss on extinguishment of debt	0.22	0.57	(0.35)	-61.4%
Impact of other non-routine gains and losses	—	0.02	(0.02)	NM
Tax impact of inventory valuation adjustment (6)	(0.04)	—	(0.04)	NM
Tax impact of restructuring and transformational project costs (6)	(0.06)	(0.06)	—	0.0%
Tax impact of acquisition-related costs (6)	(0.07)	(0.04)	(0.03)	-75.0%
Tax Impact of bad debt reserve adjustments (6)	0.01	0.09	(0.08)	-88.9%
Tax impact of loss on extinguishment of debt (6)	(0.06)	(0.15)	0.09	60.0%
Tax impact of other non-routine gains and losses (6)	—	(0.01)	0.01	NM
Impact of adjustments to uncertain tax positions	0.02	—	0.02	NM
Impact of foreign tax rate change	—	(0.05)	0.05	NM

Diluted earnings per share adjusted for Certain Items (Non-GAAP) (7)	3.25	1.44	1.81	125.7%
Less 1 week fourth quarter earning per share	—	(0.05)	0.05	8.1%

Diluted earnings per share adjusted for Certain Items using a 52 week basis (Non-GAAP)	$3.25	$1.39	$1.86	133.8%

Diluted shares outstanding	514,005,827	513,555,088

For purposes of comparable items using a 52 week basis, items are mathematically calculated using the row labels as follows: A+B=C and E/D=F

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(3)

Fiscal 2022 includes $61 million related to restructuring, severance, and facility closure charges and $49 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2021 includes $72 million related to restructuring charges and $56 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.

(4)	Fiscal 2022 includes $106 million of intangible amortization expense and $33 million in acquisition and due diligence costs. Fiscal 2021 represents primarily intangible amortization expense.
(5)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(6)

The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(7)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	52-Week Period Ended Jul. 2, 2022	52-Week Period Ended Jun. 29, 2019	Change in Dollars	% Change
Sales (GAAP)	$68,636,146	$60,113,922	$8,522,224	14.2%
Cost of sales	$56,315,622	$48,704,935	$7,610,687	15.6%
Impact of inventory valuation adjustment (1)	(73,224)	—	(73,224)	-0.1%

Cost of sales adjusted for Certain Items (Non-GAAP)	$56,242,398	$48,704,935	$7,537,463	15.5%

Gross Profit (GAAP)	$12,320,524	$11,408,987	$911,537	8.0%
Impact of inventory valuation adjustment (1)	73,224	—	73,224	0.6%

Comparable gross profit adjusted for certain items (Non-GAAP)	$12,393,748	$11,408,987	$984,761	8.6%

Gross margin (GAAP)	17.95%	18.98%		-103 bps
Impact of inventory valuation adjustment (1)	0.11%	0.00%		11 bps

Comparable Gross margin adjusted for Certain Items (Non-GAAP)	18.06%	18.98%		-92 bps

Operating expenses (GAAP)	$9,981,489	$9,078,837	$902,652	9.9%
Impact of restructuring and transformational project costs (2)	(109,532)	(325,300)	215,768	66.3%
Impact of acquisition-related costs (3)	(139,173)	(77,832)	(61,341)	-78.8%
Impact of bad debt reserve adjustments (4)	27,999	—	27,999	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$9,760,783	$8,675,705	$1,085,078	12.5%

Operating income (GAAP)	$2,339,035	$2,330,150	$8,885	0.4%
Impact of inventory valuation adjustment (1)	73,224	—	73,224	NM
Impact of restructuring and transformational project costs (2)	109,532	325,300	(215,768)	-66.3%
Impact of acquisition-related costs (3)	139,173	77,832	61,341	78.8%
Impact of bad debt reserve adjustments (4)	(27,999)	—	(27,999)	NM

Operating income adjusted for Certain Items (Non-GAAP)	$2,632,965	$2,733,282	$(100,317)	-3.7%

Interest expense (GAAP)	$623,643	$360,423	$263,220	73.0%
Impact of loss on extinguishment of debt	(115,603)	—	(115,603)	NM

Interest expense adjusted for Certain Items (Non-GAAP)	$508,040	$360,423	$147,617	41.0%

Other (income) expense (GAAP)	$(31,381)	$(36,109)	$4,728	13.1%
Impact of gain on sale of Iowa Premium (5)	—	66,309	(66,309)	NM
Impact of other non-routine gains and losses	2,057	—	2,057	NM

Other (income) expense adjusted for Certain Items (Non-GAAP)	$(29,324)	$30,200	$(59,524)	-197.1%

Net earnings (GAAP)	$1,358,768	$1,674,271	$(315,503)	-18.8%
Impact of inventory valuation adjustment (1)	73,224	—	73,224	NM
Impact of restructuring and transformational project costs (2)	109,532	325,300	(215,768)	-66.3%
Impact of acquisition-related costs (3)	139,173	77,832	61,341	78.8%
Impact of bad debt reserve adjustments (4)	(27,999)	—	(27,999)	NM
Impact of loss on extinguishment of debt	115,603	—	115,603	NM
Impact of gain on sale of Iowa Premium (5)	—	(66,309)	66,309	NM
Impact of other non-routine gains and losses	(2,057)	—	(2,057)	NM
Tax impact of inventory valuation adjustment (6)	(18,902)	—	(18,902)	NM
Tax impact of restructuring and transformational project costs (6)	(28,274)	(81,722)	53,448	65.4%
Tax impact of acquisition-related costs (6)	(35,926)	(19,553)	(16,373)	-83.7%

Tax Impact of bad debt reserve adjustments (6)	7,228	—	7,228	NM
Tax impact of loss on extinguishment of debt (6)	(29,841)	—	(29,841)	NM
Tax impact of gain on sale of Iowa Premium (6)	—	18,119	(18,119)	NM
Tax impact of other non-routine gains and losses (6)	531	—	531	NM
Impact of adjustments to uncertain tax positions	12,000	—	12,000	NM
Impact of foreign tax credit benefit	—	(95,067)	95,067	NM
Impact of France, U.K. and Sweden tax law changes	—	6,464	(6,464)	NM
Impact of US transition tax	—	17,516	(17,516)	NM

Net earnings adjusted for Certain Items (Non-GAAP)	$1,673,060	$1,856,851	$(183,791)	-9.9%

Diluted earnings per share (GAAP)	$2.64	$3.20	$(0.56)	-17.5%
Impact of inventory valuation adjustment (1)	0.14	—	0.14	NM
Impact of restructuring and transformational project costs (2)	0.21	0.62	(0.41)	-66.1%
Impact of acquisition-related costs (3)	0.27	0.15	0.12	80.0%
Impact of gain on sale of Iowa Premium (5)	—	(0.13)	0.13	NM
Impact of bad debt reserve adjustments (4)	(0.05)	—	(0.05)	NM
Impact of loss on extinguishment of debt	0.22	—	0.22	NM
Tax impact of inventory valuation adjustment (6)	(0.04)	—	(0.04)	NM
Tax impact of restructuring and transformational project costs (6)	(0.06)	(0.16)	0.10	62.5%
Tax impact of acquisition-related costs (6)	(0.07)	(0.04)	(0.03)	-75.0%
Tax Impact of bad debt reserve adjustments (6)	0.01	—	0.01	NM
Tax impact of loss on extinguishment of debt (6)	(0.06)	—	(0.06)	NM
Tax impact of gain on sale of Iowa Premium (6)	—	0.03	(0.03)	NM
Impact of adjustments to uncertain tax positions	0.02	—	0.02	NM
Impact of foreign tax credit benefit	—	(0.18)	0.18	NM
Impact of France, U.K. and Sweden tax law changes	—	0.01	(0.01)	NM
Impact of US transition tax	—	0.03	(0.03)	NM

Diluted earnings per share adjusted for Certain Items (Non-GAAP) (7)	$3.25	$3.55	$(0.30)	-8.5%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)

Fiscal 2022 includes $61 million related to restructuring, severance and facility closure charges and $49 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2019 includes $151 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy, of which $18 million related to accelerated depreciation related to software that was being replaced, and $174 million related to severance, restructuring and facility closure charges in Europe, Canada and at our Global Support Center, of which $61 million related to our France restructuring as part of our integration of Brake France and Davigel into Sysco France.

(3)

Fiscal 2022 includes $106 million of intangible amortization expense and $33 million in acquisition and due diligence costs. Fiscal 2019 includes $77 million of intangible amortization expense and $1 million related to integration costs.

(4)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)	Represents a gain on sale from disposition of a business, Iowa Premium.
(6)

The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(7)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

	13-Week Period Ended Jul. 2, 2022	14-Week Period Ended Jul. 3, 2021	Change in Dollars	% / bps Change
U.S. FOODSERVICE OPERATIONS
Sales GAAP)	$13,413,281	$11,518,926	$1,894,355	16.4%
Gross Profit (GAAP)	2,601,656	2,214,821	386,835	17.5%
Gross Margin (GAAP)	19.40%	19.23%		17 bps
Operating expenses (GAAP)	$1,649,692	$1,377,419	$272,273	19.8%
Impact of restructuring and transformational project costs	(778)	(46)	(732)	NM
Impact of acquisition-related costs (1)	(10,825)	—	(10,825)	NM
Impact of bad debt reserve adjustments (2)	4,035	19,811	(15,776)	-79.6%

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,642,124	$1,397,184	$244,940	17.5%

Operating income (GAAP)	$951,964	$837,402	$114,562	13.7%
Impact of restructuring and transformational project costs	778	46	732	NM
Impact of acquisition-related costs (1)	10,825	—	10,825	NM
Impact of bad debt reserve adjustments (2)	(4,035)	(19,811)	15,776	79.6%

Operating income adjusted for Certain Items (Non-GAAP)	$959,532	$817,637	$141,895	17.4%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$3,251,841	$2,496,030	$755,811	30.3%
Impact of currency fluctuations (3)	252,341	—	252,341	10.1%

Comparable sales using a constant currency basis (Non-GAAP)	$3,504,182	$2,496,030	$1,008,152	40.4%

Gross Profit (GAAP)	$651,787	$496,010	$155,777	31.4%
Impact of currency fluctuations (3)	57,137	—	57,137	11.5%

Comparable gross profit using a constant currency basis (Non-GAAP)	$708,924	$496,010	$212,914	42.9%

Gross Margin (GAAP)	20.04%	19.87%		17 bps
Impact of currency fluctuations (3)	0.19%	0.00%		19 bps

Comparable gross margin using a constant currency basis (Non-GAAP)	20.23%	19.87%		36 bps

Operating expenses (GAAP)	$604,662	$526,440	$78,222	14.9%
Impact of restructuring and transformational project costs (4)	(29,314)	(14,115)	(15,199)	-107.7%
Impact of acquisition-related costs (5)	(22,790)	(18,959)	(3,831)	-20.2%
Impact of bad debt reserve adjustments (2)	4,748	2,631	2,117	80.5%

Operating expenses adjusted for Certain Items (Non-GAAP)	557,306	495,997	61,309	12.4%
Impact of currency fluctuations (3)	51,358	—	51,358	10.3%

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$608,664	$495,997	$112,667	22.7%

Operating income (loss) (GAAP)	$47,125	$(30,430)	$77,555	254.9%
Impact of restructuring and transformational project costs (4)	29,314	14,115	15,199	107.7%
Impact of acquisition-related costs (5)	22,790	18,959	3,831	20.2%
Impact of bad debt reserve adjustments (2)	(4,748)	(2,631)	(2,117)	-80.5%

Operating income (loss) adjusted for Certain Items (Non-GAAP)	94,481	13	94,468	NM
Impact of currency fluctuations (3)	5,779	—	5,779	NM

Comparable operating income (loss) adjusted for Certain Items using a constant currency basis (Non-GAAP)	$100,260	$13	$100,247	NM

SYGMA
Sales (GAAP)	$1,975,631	$1,873,357	$102,274	5.5%
Gross Profit (GAAP)	153,926	159,696	(5,770)	-3.6%
Gross Margin (GAAP)	7.79%	8.52%		-73 bps
Operating expenses (GAAP)	$152,758	$142,999	$9,759	6.8%
Operating income (GAAP)	1,168	16,697	(15,529)	-93.0%
OTHER
Sales (GAAP)	$316,505	$248,580	$67,925	27.3%
Gross Profit (GAAP)	78,898	46,286	32,612	70.5%
Gross Margin (GAAP)	24.93%	18.62%		631 bps
Operating expenses (GAAP)	$64,158	$51,543	$12,615	24.5%
Impact of restructuring and transformational project costs	—	(956)	956	NM
Impact of bad debt reserve adjustments (2)	—	(1)	1	NM

Operating expenses adjusted for certain items (Non-GAAP)	$64,158	$50,586	$13,572	26.8%

Operating income (loss) (GAAP)	$14,740	$(5,257)	$19,997	NM
Impact of restructuring and transformational project costs	—	956	(956)	NM
Impact of bad debt reserve adjustments (2)	—	1	(1)	NM

Operating income (loss) adjusted for Certain Items (Non-GAAP)	$14,740	$(4,300)	$19,040	NM

GLOBAL SUPPORT CENTER
Gross loss (GAAP)	$(41,995)	$(1,035)	$(40,960)	NM
Impact of inventory valuation adjustment (6)	43,673	—	43,673	NM

Comparable gross profit (loss) adjusted for certain items (Non-GAAP)	$1,678	$(1,035)	$2,713	262.1%

Operating expenses (GAAP)	$206,287	$247,693	$(41,406)	-16.7%
Impact of restructuring and transformational project costs (7)	(9,382)	(17,993)	8,611	47.9%
Impact of acquisition related costs (8)	(2,109)	(5,867)	3,758	64.1%

Operating expenses adjusted for Certain Items (Non-GAAP)	$194,796	$223,833	$(29,037)	-13.0%

Operating loss (GAAP)	$(248,282)	$(248,728)	$446	0.2%
Impact of inventory valuation adjustment (6)	43,673	—	43,673	NM
Impact of restructuring and transformational project costs (7)	9,382	17,993	(8,611)	-47.9%
Impact of acquisition related costs (8)	2,109	5,867	(3,758)	-64.1%

Operating loss adjusted for Certain Items (Non-GAAP)	$(193,118)	$(224,868)	$31,750	14.1%

TOTAL SYSCO
Sales (GAAP)	$18,957,258	$16,136,893	$2,820,365	17.5%
Gross Profit (GAAP)	3,444,272	2,915,778	528,494	18.1%
Gross margin (GAAP)	18.17%	18.07%		10 bps
Operating expenses (GAAP)	$2,677,557	$2,346,094	$331,463	14.1%
Impact of restructuring and transformational project costs (4) (7)	(39,474)	(33,110)	(6,364)	-19.2%
Impact of acquisition-related costs (1) (5) (8)	(35,724)	(24,826)	(10,898)	-43.9%
Impact of bad debt reserve adjustments (2)	8,783	22,441	(13,658)	-60.9%

Operating expenses adjusted for Certain Items (Non-GAAP)	$2,611,142	$2,310,599	$300,543	13.0%

Operating income (GAAP)	$766,715	$569,684	$197,031	34.6%
Impact of inventory valuation adjustment (6)	43,673	—	43,673	NM

Impact of restructuring and transformational project costs (4) (7)	39,474	33,110	6,364	19.2%
Impact of acquisition-related costs (1) (5) (8)	35,724	24,826	10,898	43.9%
Impact of bad debt reserve adjustments (2)	(8,783)	(22,441)	13,658	60.9%

Operating income adjusted for Certain Items (Non-GAAP)	$876,803	$605,179	$271,624	44.9%

(1)	Fiscal 2022 includes intangible amortization expense and acquisition costs.
(2)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and facility closure costs primarily in Europe.
(5)	Represents intangible amortization expense.
(6)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(7)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(8)	Represents due diligence costs.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments, FY22 vs. FY21

(Dollars in Thousands)

	52-Week Period Ended Jul. 2, 2022	53-Week Period Ended Jul. 3, 2021	Change in Dollars	% / bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$48,520,562	$35,724,843	$12,795,719	35.8%
Gross Profit (GAAP)	9,196,133	7,008,687	2,187,446	31.2%
Gross Margin (GAAP)	18.95%	19.62%		-67 bps
Operating expenses (GAAP)	$6,023,357	$4,552,123	$1,471,234	32.3%
Impact of restructuring and transformational project costs	(1,162)	(4,056)	2,894	71.4%
Impact of acquisition-related costs (1)	(36,207)	—	(36,207)	NM
Impact of bad debt reserve adjustments (2)	20,765	143,036	(122,271)	-85.5%

Operating expenses adjusted for Certain Items (Non-GAAP)	$6,006,753	$4,691,103	$1,315,650	28.0%

Operating income (GAAP)	$3,172,776	$2,456,564	$716,212	29.2%
Impact of restructuring and transformational project costs	1,162	4,056	(2,894)	-71.4%
Impact of acquisition-related costs (1)	36,207	—	36,207	NM
Impact of bad debt reserve adjustments (2)	(20,765)	(143,036)	122,271	85.5%

Operating income adjusted for Certain Items (Non-GAAP)	$3,189,380	$2,317,584	$871,796	37.6%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$11,787,449	$8,350,638	$3,436,811	41.2%
Impact of currency fluctuations (3)	180,562	—	180,562	2.1%

Comparable sales using a constant currency basis (Non-GAAP)	$11,968,011	$8,350,638	$3,617,373	43.3%

Gross Profit (GAAP)	$2,377,093	$1,645,448	$731,645	44.5%
Impact of currency fluctuations (3)	50,724	—	50,724	3.0%

Comparable gross profit using a constant currency basis (Non-GAAP)	$2,427,817	$1,645,448	$782,369	47.5%

Gross Margin (GAAP)	20.17%	19.70%		47 bps
Impact of currency fluctuations (3)	0.12%	0.00%		12 bps

Comparable gross margin using a constant currency basis (Non-GAAP)	20.29%	19.70%		59 bps

Operating expenses (GAAP)	$2,274,787	$1,877,851	$396,936	21.1%
Impact of restructuring and transformational project costs (4)	(59,740)	(66,147)	6,407	9.7%
Impact of acquisition-related costs (5)	(78,062)	(73,673)	(4,389)	-6.0%
Impact of bad debt reserve adjustments (2)	7,236	36,214	(28,978)	-80.0%

Operating expenses adjusted for Certain Items (Non-GAAP)	2,144,221	1,774,245	369,976	20.9%
Impact of currency fluctuations (3)	50,908	—	50,908	2.8%

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,195,129	$1,774,245	$420,884	23.7%

Operating income (loss) (GAAP)	$102,306	$(232,403)	$334,709	144.0%
Impact of restructuring and transformational project costs (4)	59,740	66,147	(6,407)	-9.7%
Impact of acquisition-related costs (5)	78,062	73,673	4,389	6.0%
Impact of bad debt reserve adjustments (2)	(7,236)	(36,214)	28,978	80.0%

Operating income (loss) adjusted for Certain Items (Non-GAAP)	232,872	(128,797)	361,669	280.8%
Impact of currency fluctuations (3)	3,530	—	3,530	2.7%

Comparable operating income (loss) adjusted for Certain Items using a constant currency basis (Non-GAAP)	$236,402	$(128,797)	$365,199	283.5%

SYGMA
Sales (GAAP)	$7,245,824	$6,498,601	$747,223	11.5%
Gross Profit (GAAP)	576,280	554,014	22,266	4.0%
Gross Margin (GAAP)	7.95%	8.53%		-58 bps
Operating expenses (GAAP)	$579,926	$501,360	$78,566	15.7%
Impact of restructuring and transformational project costs	—	(7)	7	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$579,926	$501,353	$78,573	15.7%

Operating (loss) income (GAAP)	$(3,646)	$52,654	$(56,300)	-106.9%
Impact of restructuring and transformational project costs	—	7	(7)	NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(3,646)	$52,661	$(56,307)	-106.9%

OTHER
Sales (GAAP)	$1,082,311	$723,761	$358,550	49.5%
Gross Profit (GAAP)	248,125	160,394	87,731	54.7%
Gross Margin (GAAP)	22.93%	22.16%		77 bps
Operating expenses (GAAP)	$230,718	$160,790	$69,928	43.5%
Impact of restructuring and transformational project costs	—	(956)	956	NM
Impact of bad debt reserve adjustments (2)	(2)	5,563	(5,565)	-100.0%

Operating expenses adjusted for Certain Items (Non-GAAP)	$230,716	$165,397	$65,319	39.5%

Operating income (loss) (GAAP)	$17,407	$(396)	$17,803	NM
Impact of restructuring and transformational project costs	—	956	(956)	NM
Impact of bad debt reserve adjustments (2)	2	(5,563)	5,565	100.0%

Operating income (loss) adjusted for Certain Items (Non-GAAP)	$17,409	$(5,003)	$22,412	NM

GLOBAL SUPPORT CENTER
Gross loss (GAAP)	$(77,107)	$(11,794)	$(65,313)	NM
Impact of inventory valuation adjustment (6)	73,224	—	73,224	NM

Comparable gross loss adjusted for Certain Items (Non-GAAP)	$(3,883)	$(11,794)	$7,911	67.1%

Operating expenses (GAAP)	$872,701	$827,383	$45,318	5.5%
Impact of restructuring and transformational project costs (7)	(48,631)	(57,021)	8,390	14.7%
Impact of acquisition-related costs (8)	(24,904)	(5,867)	(19,037)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$799,166	$764,495	$34,671	4.5%

Operating loss (GAAP)	$(949,808)	$(839,177)	$(110,631)	-13.2%
Impact of inventory valuation adjustment (6)	73,224	—	73,224	NM
Impact of restructuring and transformational project costs (7)	48,631	57,021	(8,390)	-14.7%
Impact of acquisition-related costs (8)	24,904	5,867	19,037	NM

Operating loss adjusted for Certain Items (Non-GAAP)	$(803,049)	$(776,289)	$(26,760)	-3.4%

TOTAL SYSCO
Sales (GAAP)	$68,636,146	$51,297,843	$17,338,303	33.8%
Gross Profit (GAAP)	12,320,524	9,356,749	2,963,775	31.7%
Gross Margin (GAAP)	17.95%	18.24%		-29 bps
Operating expenses (GAAP)	$9,981,489	$7,919,507	$2,061,982	26.0%
Impact of restructuring and transformational project costs (4)(7)	(109,532)	(128,187)	18,655	14.6%
Impact of acquisition-related costs (1)(5)(8)	(139,173)	(79,540)	(59,633)	-75.0%
Impact of bad debt reserve adjustments (2)	27,999	184,813	(156,814)	-84.9%

Operating expenses adjusted for Certain Items (Non-GAAP)	$9,760,783	$7,896,593	$1,864,190	23.6%

Operating income (GAAP)	$2,339,035	$1,437,242	$901,793	62.7%
Impact of inventory valuation adjustment (6)	73,224	—	73,224	NM
Impact of restructuring and transformational project costs (4)(7)	109,532	128,187	(18,655)	-14.6%
Impact of acquisition-related costs (1)(5)(8)	139,173	79,540	59,633	75.0%
Impact of bad debt reserve adjustments (2)	(27,999)	(184,813)	156,814	84.9%

Operating income adjusted for Certain Items (Non-GAAP)	$2,632,965	$1,460,156	$1,172,809	80.3%

(1)	Fiscal 2022 includes intangible amortization expense and acquisition costs.
(2)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring, severance and facility closure costs primarily in Europe.
(5)	Represents intangible amortization expense.
(6)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(7)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(8)	Represents due diligence costs.
NM	represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Free Cash Flow

(In Thousands)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	52-Week Period Ended Jul. 2, 2022	53-Week Period Ended Jul. 3, 2021	Change in Dollars
Net cash provided by operating activities (GAAP)	$1,791,286	$1,903,842	$(112,556)
Additions to plant and equipment	(632,802)	(470,676)	(162,126)
Proceeds from sales of plant and equipment	24,144	59,147	(35,003)

Free Cash Flow (Non-GAAP)	$1,182,628	$1,492,313	$(309,685)

	52-Week Period Ended Jul. 2, 2022	52-Week Period Ended Jun. 29, 2019	Change in Dollars

Net cash provided by operating activities (GAAP)	$1,791,286	$2,411,207	$(619,921)
Additions to plant and equipment	(632,802)	(692,391)	59,589
Proceeds from sales of plant and equipment	24,144	20,941	3,203

Free Cash Flow (Non-GAAP)	$1,182,628	$1,739,757	$(557,129)

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(Dollars in Thousands)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. Sysco’s management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Jul. 2, 2022	14-Week Period Ended Jul. 3, 2021	Change in Dollars	% Change
Net earnings (GAAP)	$509,989	$151,093	$358,896	237.5%
Interest (GAAP)	128,512	441,149	(312,637)	-70.9%
Income taxes (GAAP)	131,890	(9,075)	140,965	NM
Depreciation and amortization (GAAP)	201,274	195,445	5,829	3.0%

EBITDA (Non-GAAP)	971,665	778,612	$193,053	24.8%
Less 1 week fourth quarter EBITDA	—	(55,615)	55,615	9.6%

EBITDA using a 13 week basis (Non-GAAP)	$971,665	$722,997	$248,668	34.4%

Certain Item adjustments:
Impact of inventory valuation adjustment (1)	43,673	—	43,673	NM
Impact of restructuring and transformational project costs (2)	39,055	31,440	7,615	24.2%
Impact of acquisition-related costs (3)	4,479	5,867	(1,388)	-23.7%
Impact of bad debt reserve adjustments (4)	(8,783)	(22,441)	13,658	60.9%
Impact of other non-routine gains and losses	(2,057)	(12,374)	10,317	83.4%

EBITDA adjusted for Certain Items (Non-GAAP) (5)	1,048,032	781,104	266,928	34.2%
Less 1 week fourth quarter adjusted EBITDA	—	(55,793)	55,793	10.3%

EBITDA adjusted for Certain Items using a 13 week basis (Non-GAAP) (5)	$1,048,032	$725,311	$322,721	44.5%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)

Fiscal 2022 and fiscal 2021 include charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.

(3)	Fiscal 2022 includes acquisition and due diligence costs.
(4)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $2 million and $2 million for fiscal 2022 and fiscal 2021, respectively, or non-cash stock compensation expense of $32 million and $30 million in fiscal 2022 and fiscal 2021, respectively.

NM represents that the percentage change is not meaningful.

	13-Week Period Ended Jul. 2, 2022	13-Week Period Ended Jun. 29, 2019	Change in Dollars	%/bps Change
Net earnings (GAAP)	$509,989	$535,766	$(25,777)	-4.8%
Interest (GAAP)	128,512	89,780	38,732	43.1%
Income taxes (GAAP)	131,890	146,542	(14,652)	-10.0%
Depreciation and amortization (GAAP)	201,274	187,339	13,935	7.4%

EBITDA (Non-GAAP)	$971,665	$959,427	$12,238	1.3%
Certain Item adjustments:
Impact of inventory valuation adjustment (1)	43,673	—	43,673	NM
Impact of restructuring and transformational project costs (2)	39,055	70,971	(31,916)	-45.0%
Impact of acquisition-related costs (3)	4,479	484	3,995	NM
Impact of bad debt reserve adjustments (4)	(8,783)	—	(8,783)	NM
Impact of gain on sale of Iowa premium (5)	—	(66,309)	66,309	NM
Impact of other non-routine gains and losses	(2,057)	—	(2,057)	NM

EBITDA adjusted for Certain Items (Non-GAAP) (6)	$1,048,032	$964,573	$83,459	8.7%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)

Fiscal 2022 and fiscal 2019 include charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.

(3)	Fiscal 2022 includes acquisition and due diligence costs. Fiscal 2019 represents acquisition costs.
(4)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)	Represents a gain on sale from the disposition of a business, Iowa Premium.
(6)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $2 million and $3 million for fiscal 2022 and fiscal 2019, respectively, or non-cash stock compensation expense of $32 million and $27 million in fiscal 2022 and fiscal 2019, respectively.

NM represents that the percentage change is not meaningful.

	52-Week Period Ended Jul. 2, 2022	53-Week Period Ended Jul. 3, 2021	Change in Dollars	%/bps Change
Net earnings (GAAP)	$1,358,768	$524,209	$834,559	159.2%
Interest (GAAP)	623,643	880,137	(256,494)	-29.1%
Income taxes (GAAP)	388,005	60,519	327,486	NM
Depreciation and amortization (GAAP)	772,881	737,916	34,965	4.7%

EBITDA (Non-GAAP)	3,143,297	2,202,781	940,516	42.7%
Less 1 week fourth quarter EBITDA	—	(55,615)	55,615	3.7%

EBITDA using a 52 week basis (Non-GAAP)	$3,143,297	$2,147,166	$996,131	46.4%

Certain Item adjustments:
Impact of inventory valuation adjustment (1)	73,224	—	73,224	NM
Impact of restructuring and transformational project costs (2)	108,148	120,693	(12,545)	-10.4%
Impact of acquisition-related costs (3)	32,738	5,867	26,871	NM
Impact of bad debt reserve adjustments (4)	(27,999)	(184,813)	156,814	84.9%
Impact of other non-routine gains and losses	(2,057)	10,460	(12,517)	-119.7%

EBITDA adjusted for Certain Items (Non-GAAP) (5)	3,327,351	2,154,988	1,172,363	54.4%
Less 1 week fourth quarter adjusted EBITDA	—	(55,793)	55,793	4.1%

EBITDA adjusted for Certain Items using a 52 week basis (Non-GAAP) (5)	$3,327,351	$2,099,195	$1,228,156	58.5%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.
(3)	Fiscal 2022 includes acquisition and due diligence costs.
(4)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $7 million and $15 million or non-cash stock compensation expense of $122 million and $96 million for fiscal 2022 and fiscal 2021, respectively.

NM represents that the percentage change is not meaningful.

	52-Week Period Ended Jul. 2, 2022	52-Week Period Ended Jun. 29, 2019	Change in Dollars	%/bps Change
Net earnings (GAAP)	$1,358,768	$1,674,271	$(315,503)	-18.8%
Interest (GAAP)	623,643	360,423	263,220	73.0%
Income taxes (GAAP)	388,005	331,565	56,440	17.0%
Depreciation and amortization (GAAP)	772,881	763,935	8,946	1.2%

EBITDA (Non-GAAP)	$3,143,297	$3,130,194	$13,103	0.4%
Certain Item adjustments:
Impact of inventory valuation adjustment (1)	73,224	—	73,224	NM
Impact of restructuring and transformational project costs (2)	108,148	286,022	(177,874)	-62.2%
Impact of acquisition-related costs (3)	32,738	1,308	31,430	NM
Impact of bad debt reserve adjustments (4)	(27,999)	—	(27,999)	NM
Impact of gain on sale of Iowa premium (5)	—	(66,309)	66,309	NM
Impact of non-routine gains and losses	(2,057)	—	(2,057)	NM

EBITDA adjusted for Certain Items (Non-GAAP) (6)	$3,327,351	$3,351,215	$(23,864)	-0.7%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)

Fiscal 2022 and fiscal 2019 include charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.

(3)	Fiscal 2022 includes acquisition and due diligence costs. Fiscal 2019 represents acquisition costs.
(4)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)	Represents a gain on sale from the disposition of a business, Iowa Premium.
(6)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $7 million and $7 million or non-cash stock compensation expense of $122 million and $105 million for fiscal 2022 and fiscal 2019, respectively.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Case Growth

	July 2, 2022 (13 vs. 14 Weeks)	Impact of 14th week (1)	July 2, 2022 (13 vs. 13 weeks)	July 2, 2022 (52 vs. 53 Weeks)	Impact of 53rd week (1)	July 2, 2022 (52 vs. 52 weeks)
Case Growth:
U.S. Broadline	-2.1%	7.5%	5.4%	15.4%	2.5%	17.9%

(1)	Fiscal year 2021 included 14 weeks for the fourth quarter and 53 weeks for the year.

Projected Adjusted EPS Guidance

Adjusted earnings per share is a non-GAAP financial measure; however, we cannot predict with certainty certain items that would be included in the most directly comparable GAAP measure for the relevant future periods. Due to these uncertainties, we cannot provide a quantitative reconciliation of projected adjusted EPS to the most directly comparable GAAP financial measure without unreasonable effort. However, we expect to calculate adjusted earnings per share for future periods in the same manner as the reconciliations provided for the historical periods herein.